MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
                 EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                        (Dollars In Thousands Except Per Unit Amounts)

                                                                     Year Ended December 31,
                                                           -------------------------------------------
                                                                2006           2005           2004
                                                           ------------    ------------   ------------
Weighted average number of limited partners' units on
   which limited partners' net income per unit is based:
Basic...................................................    224,585,424     212,197,302    196,955,618
Add: Incremental units under common unit option plan and
   under contracts to issue units depending on the market
   price of the units at a future date..................        328,752         231,451         82,696
                                                           ------------    ------------   ------------
Assuming dilution.......................................    224,914,176     212,428,753    197,038,314
                                                           ============    ============   ============


Calculation of Limited Partners' interest in Net Income:
Net Income..............................................   $    972,143    $    812,227   $    831,578
Less:  General Partner's interest in Net Income.........       (512,967)       (477,300)      (395,092)
                                                           ------------    ------------   ------------
Limited Partners' interest in Net Income................   $    459,176    $    334,927   $    436,486
                                                           ============    ============   ============


Limited Partners' Net Income per unit:
Basic...................................................   $       2.04    $       1.58   $       2.22
Diluted.................................................   $       2.04    $       1.58   $       2.22
